UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2017
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Strategic Realty Trust, Inc.
(Exact name of Registrant specified in its Charter)
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Maryland	000-54376	90-0413866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
66 Bovet Road, Suite 100
San Mateo, California, 94402
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (650) 343-9300

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
The information required by Item 1.01 is included in Item 2.03 below and is incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On February 17, 2017, Strategic Realty Operating Partnership, L.P., the operating partnership of Strategic Realty Trust, Inc. (the “Company”), SRT Secured Holdings, LLC, and certain affiliated entities (collectively, the “Borrowers”), closed a transaction and entered into a Second Amended and Restated Revolving Credit Agreement dated as of February 15, 2017 (the “Amended and Restated Credit Facility”) with KeyBank National Association, as agent for the lenders named in the Amended and Restated Credit Facility and KeyBank Capital Markets, Inc., as lead bookrunner and lead arranger, to amend and restate the existing Amended and Restated Revolving Credit Agreement dated August 4, 2014 (the “Credit Facility”) in its entirety and to increase the maximum aggregate commitment under the Credit Facility from $30.0 million to $60.0 million (as adjusted, the “Facility Amount”). A description of the material terms of the Amended and Restated Credit Facility was previously provided in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 23, 2017, which Current Report on Form 8-K is incorporated by reference herein.
On October 31, 2017, the Borrowers under the Amended and Restated Credit Facility borrowed $26.0 million under that facility, and used the proceeds to repay the existing secured financing that encumbered the following properties: The Shops at Turkey Creek, Morningside Marketplace, Florissant Marketplace, Ensenada Square and Cochran Bypass. The total amount of the repayment was $25.4 million, which included a payment of yield maintenance due upon prepayment of $1.4 million. In connection with that borrowing, the Borrower added the following property as additional collateral security under the terms of the Amended and Restated Credit Facility: The Shops at Turkey Creek, Morningside Marketplace, Florissant Marketplace and Ensenada Square.
Item 2.01. Completion of Acquisition of Disposition of Assets.
On November 1, 2017, the Company, through an indirect subsidiary, sold an approximately 76,900 square foot retail property located in Fontana, California (“Morningside Marketplace”) to an unrelated third party for $12.7 million. The proceeds were used to pay down amounts outstanding under the Amended and Restated Credit Facility.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC REALTY TRUST, INC.

Dated: November 1, 2017	By:	/s/ Andrew Batinovich
Andrew Batinovich
Chief Executive Officer